Exhibit 17(a)

Virtus Total Return Fund Inc.

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IMPORTANT SPECIAL MEETING INFORMATION	000004
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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on November 1, 2019.

Vote by Internet • Log on to the Internet and go to www.____________ • Follow the steps outlined on the secured website.

Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Special Meeting Proxy Card	1234 5678 9012 345

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

 A   Proposal — The Board of Directors recommends a vote FOR the proposals listed below.

1.

To approve agreement and plan of reorganization between Virtus Total Return Fund Inc. (“ZF”) and Virtus Global Dividend & Income Fund Inc. (“ZTR”) and the transactions contemplated thereby, including the transfer of all the assets and liabilities of ZF to ZTR and the termination of the ZF registration under the 1940 Act and liquidation and dissolution pursuant to Maryland law.

For	Against	Abstain
☐	☐	☐

		For	Withhold
2.	To elect the following as director:

a.	Donald C. Burke as a Class I director	☐	☐

b.	Sidney E. Harris as a Class I director	☐	☐

c.	John R. Mallin as a Class II director	☐	☐

d.	Connie D. McDaniel as a Class III director	☐	☐

e.	Geraldine M. McNamara as a Class III director	☐	☐

 B   Non-Voting Items

Change of Address — Please print new address below.

 C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name or names appears on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for

Virtus Total Return Fund Inc. Special Meeting of Shareholders to be

held on November 1, 2019

The Proxy Statement for this meeting is available at:

http://www._____________

You may also vote by telephone by calling

(800) 652-VOTE (8683)

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Virtus Total Return Fund Inc.

Special Meeting of Shareholders

November 1, 2019

Proxy Solicited on Behalf of Board of Directors

The undersigned hereby appoints George R. Aylward, William Renahan and Jennifer S. Fromm, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders to be held at the offices of Virtus Investment Partners, Inc., One Financial Plaza, Hartford, CT 06103 at 10:00 a.m., Eastern Time, and at any and all adjournments thereof (the “Meeting”), to vote all shares of Virtus Total Return Fund Inc. which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions indicated herein. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. This proxy is solicited on behalf of the Board of Directors of Virtus Total Return Fund Inc.

This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder, and in the discretion of such proxies, upon any and all other matters as may properly come before the Meeting or any adjournment thereof. If no direction is made, this proxy will be voted “FOR” the proposal listed on the reverse side. The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Joint Proxy Statement for the Meeting to be held on November 1, 2019.

THE BOARD RECOMMENDS THAT YOU CAST YOUR VOTE “FOR” THE PROPOSAL ON THE REVERSE SIDE.